Exhibit 99.1

Explanation of Response to Table I, Item 4: Kent C. McCarthy is the manager of Jayhawk Private Equity, LLC, which is the general partner of Jayhawk Private Equity GP II, L.P.  Jayhawk Private Equity GP II, L.P. is the general partner of Jayhawk Private Equity Fund II, L.P.  Jayhawk Private Equity Fund II, L.P. directly owns 6,670,000 shares of the issuer reported on this form.  As a result, Mr. McCarthy, Jayhawk Private Equity, LLC and Jayhawk Private Equity GP II, L.P. each indirectly beneficially own 6,670,000 shares.  Kent C. McCarthy is also the manager of Jayhawk Capital Management, LLC, which is the general partner of JCF CO LF, L.P.  JCF CO LF, L.P. directly owns 1,858,291 shares of the issuer reported on this form.  As a result, Mr. McCarthy and Jayhawk Capital Management, LLC indirectly beneficially own 1,858,291 shares.  Kent C. McCarthy is also the manager of JHAB Management II, LLC, which is the manager of JHAB Fund II, LLC.  JHAB Fund II, LLC directly owns 1,308,901 shares of the issuer reported on this form.  As a result, Mr. McCarthy and JHAB Management II, LLC indirectly beneficially own 1,308,901 shares.  Kent C. McCarthy also has the power to exercise investment control over the shares owned by McCarthy Family SD, LLC.  McCarthy Family SD, LLC directly owns 176,754 shares of the issuer reported on this form.  As a result, Mr. McCarthy indirectly beneficially owns 176,754 shares.  Kent C. McCarthy is the beneficiary of the 7-2010 GRAT 6 Under Kent C McCarthy GRAT Tr Dtd 4-23-2010 (“GRAT 6”).  GRAT 6 directly owns 140,000 shares of the issuer reported on this form.  As a result, Mr. McCarthy indirectly beneficially owns 140,000 shares.  As a result of being the manager of Jayhawk Capital Management, LLC, Jayhawk Private Equity, LLC, and JHAB Management II, LLC, having indirect investment control over the shares owned by McCarthy Family SD, LLC and being the beneficiary of GRAT 6, Kent C. McCarthy indirectly beneficially owns an aggregate of 10,153,946 shares.  Each reporting person disclaims beneficial ownership of the reported securities except to the extent of such reporting person’s pecuniary interest therein.